Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Endurance Specialty Holdings Ltd. of our reports dated February 16, 2005, with respect to the consolidated financial statements of Endurance Specialty Holdings Ltd., Endurance Specialty Holdings Ltd. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Endurance Specialty Holdings Ltd., included in the 2004 Annual Report to Shareholders of Endurance Specialty Holdings Ltd.

Our audits also included the financial statement schedules of Endurance Specialty Holdings Ltd. listed in Item 15 (a) (2). These schedules are the responsibility of Endurance Specialty Holdings Ltd.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-116505) of Endurance Specialty Holdings Ltd., and

(2)	Registration Statement (Form S-8 No. 333-107643) pertaining to the Amended and Restated 2002 and 2003 Stock Option Plan and 2003 Non-Employee Director Equity Incentive Plan of Endurance Specialty Holdings Ltd.;

of our reports dated February 16, 2005, with respect to the consolidated financial statements of Endurance Specialty Holdings Ltd., incorporated herein by reference, Endurance Specialty Holdings Ltd. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Endurance Specialty Holdings Ltd., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules of Endurance Specialty Holdings Ltd. included in this Annual Report (Form 10-K) of Endurance Specialty Holdings Ltd.

/s/ Ernst & Young
Hamilton, Bermuda
March 8, 2005